Exhibit 99.1

SG BLOCKS reports 2Q22 FINANCIAL RESULTS

AUGUST 15, 2022 – JACKSONVILLE, Fla. -- SG Blocks, Inc. (NASDAQ: SGBX) (“SG Blocks” or the “Company”), a leading developer, designer, and fabricator of modular structures, reported financial results for the second quarter ended June 30, 2022.

Q2 Was One of the Strongest revenue generating Quarters Ever with $7.6 Million of revenue –

–        Construction Segment Revenues Grew 104% YoY –

Paul Galvin, Chairman and Chief Executive Officer of SG Blocks, commented, “SG Blocks had one of our strongest quarters to-date with revenue of $7.6 million and notably within our construction segment, a 104% YoY increase in revenues.

What excites us the most is that we have transitioned to become much more diverse from a revenue perspective with 56% of this quarter’s revenue coming from our Construction segment and 44% coming from Medical.

As COVID has abated, we have become less reliant on COVID testing for revenue, while continuing to grow the construction segment, leading to one of the strongest quarters yet.

SG Blocks’ now emerges as a company that has grown our Construction segment from two years ago and created an extremely healthy point of care solutions opportunity for our Medical segment that we continue to grow without reliance on COVID testing

We view this quarter’s strong earnings as a return to normalcy and a sign of things to come.

Given our strong earnings and pipeline, we see a clear path for our continued growth.

We’ve grown tremendously as a company from $3.0 million in revenue in 2019, to $8.8 million in 2020, to $38.5 million in 2021, with $16.2 million in 1H22.”

Second Quarter 2022 Financial Highlights

  Revenue for the second quarter of 2022 was $7.6 million compared to $11.9 million for the second quarter of 2021.
  Construction segment revenues for the second quarter of 2022 were $4.2 million compared to $2.0 million in the second quarter of 2021.
  Second quarter revenue from the Construction segment accounted for 56% of total revenues with 44% of revenues coming from Medical, compared to 83% of revenues coming from Medical and 17% from Construction in the second quarter of 2021.
  Gross profit was $0.8 million compared to $2.0 million for the second quarter of 2021.
  Cash and cash equivalents totaled $2.4 million with an escrow bond at $4.0 million
  SG Blocks has a construction backlog that is valued at approximately $4.2 million at June 30, 2022. Construction backlog does not include any projects related to SG Development Corp. or ongoing medical testing.

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Second Quarter 2022 Operational Highlights

  Announced point of care testing and lab services contract at the Port of Long Beach for 10,000 members of Teamsters 848.
  Signed letter of intent for sale of Lago Vista development site located outside of Austin, Texas at the asking price of $15 million.
  Joint partnership, Clarity Mobile Ventures, entered into a contract extension with Los Angeles International Airport (LAX) for COVID-19 testing.
  Entered into agreement with private developer for container park in Lake City, Florida.
  Announced the largest contract in the Company’s history with Moliving, Inc. the world’s first luxury nomadic hospitality solution for a value of $18 million.
  Entered production phase for United States Military SCIF (Sensitive Compartmented Information Facility). The contract is for $0.8 million and is scheduled for completion in October 2022.
  Announced the hiring of a new investor relations and public relations firm, Equity Animal

SG Blocks will hold its conference call at 4:30 p.m. ET via both Twitter Spaces and traditional dial-in mediums.

Twitter Spaces

  The Twitter Spaces will be hosted on the SG Blocks corporate account by CEO Paul Galvin and Mark Moran of Equity Animal; and accessible at this link: https://twitter.com/i/spaces/1ynJOZlLNvqGR
  To ask questions during the Q&A, participants must join the Twitter Space using a mobile device

Dial-in Information:

  Toll-free dial-in number: 1-844-825-9787
  International dial-in number: 1-412-317-5172
  Live webcast, slides, and replay: https://viavid.webcasts.com/starthere.jsp?ei=1564240&tp_key=22fcf9918a

A webcast of the conference call will be broadcast live and available for replay at the Investors section of the Company’s website at www.sgblocks.com.

A replay of the earnings call will be available immediately after on the Company’s Twitter account for 30 days.

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About SG Blocks, Inc.
SG Blocks, Inc. is a leading developer, designer, and fabricator of modular structures, meeting the growing demand for safe and green construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving faster execution, greener construction, and buildings of higher value. The Company creates purpose built, pre-fabricated modules from wood, steel, and shipping containers into supreme structures. For more information, visit www.sgblocks.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and include statements regarding the Company’s path for continued growth, selling the Lago Vista development site for $15 million and completing the United States Military SCIF in October 2022. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to continue its growth, the Company’s ability to close on the sale of the Lago Vista development site as planned, the Company’s ability to complete the United States Military SCIF in October 2022, the Company’s ability to expand within various verticals as planned, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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SG BLOCKS, INC AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

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SG BLOCKS, INC AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

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SG BLOCKS, INC AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2022 (Unaudited)	For the Six Months Ended 30-Jun-21 (Unaudited)
Cash flows from operating activities:		
Net loss	$ (515,868)	$ (993,925
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation expense	210,977	198,398
Amortization of intangible assets	82,204	82,230
Amortization of deferred license costs	20,392	20,392
Amortization of debt issuance costs	21,569	—
Bad debt expense	7,024	161,202
Interest income on long-term note receivable	(18,596)	(18,596
Stock-based compensation	1,280,162	532,422
Loss on asset disposal	241	—
Changes in operating assets and liabilities:		
Accounts receivable	400,430	(245,307
Escrow - bond	(4,000,000)	—
Contract assets	41,916	(819,095
Inventories	345,705	(631,771
Prepaid expenses and other current assets	(276,757)	16,800
Right of use asset	232,401	204,840
Accounts payable and accrued expenses	(3,040,292)	1,958,175
Contract liabilities	332,025	(985,672
Due to affiliates	(264,451)	(583,791
Lease liability	(221,627)	(204,246
Net cash used in operating activities	(5,362,545)	(1,307,944
Cash flows from investing activities:		
Purchase of property, plant and equipment	(1,751,999)	(4,693,008
Purchase of intangible asset	—	(42,500
Proceeds from sale of equipment	760	—
Repayment of promissory note	(100,000)	—
Payment on assumed liability of acquired assets	—	(157,469
Project development costs and other non-current assets	(726,386)	—
Investment in and advances to equity affiliates	—	(3,350,239
Investment in non-marketable securities	(500,000)	—
Net cash used in investing activities	(3,077,625)	(8,243,216
Cash flows from financing activities:		
Proceeds from conversion of warrants to common stock	—	707,187
Distribution paid to non-controlling interest	(2,156,000)	(1,842,784
Net cash used in financing activities	(2,156,000)	(1,135,597
Net decrease in cash and cash equivalents	(10,596,170)	(10,686,757
Cash and cash equivalents - beginning of period	13,024,381	13,010,356
Cash and cash equivalents - end of period	$ 2,428,211	$ 2,323,599
Supplemental disclosure of non-cash investing and financing activities:		
Initial value of lease liability	$ 1,801,584	$ —

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Investor Relations:
Equity Animal

Mark Moran
(703) 888-8693

mm@equityanimal.com

Source: SG Blocks, Inc.

Released August 15, 2022